UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On October 27, 2010, M/I Homes, Inc. (the “Company”) issued a press release announcing the preliminary results of its previously announced tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 6.875% Senior Notes due 2012 (the “Existing Senior Notes”). The Company also announced that it has extended the early tender premium deadline of the Tender Offer from 5:00 p.m., New York City time, on October 27, 2010 to 11:59 p.m., New York City time, on November 10, 2010 to coincide with the expiration of the Tender Offer.  A copy of this press release is attached hereto as Exhibit 99.1.

In addition, on October 28, 2010, the Company issued a press release announcing its intention to offer, subject to market and other conditions, $150 million aggregate principal amount of senior notes due 2018  (the “New Senior Notes”) in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.  A copy of this press release is attached as Exhibit 99.2.

This report is not an offer to purchase, an offer to sell, a solicitation of an offer to purchase or a solicitation of an offer to sell any Existing Senior Notes, New Senior Notes or other securities.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document
99.1	Press release dated October 27, 2010
99.2	Press release dated October 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 28, 2010

M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Document
99.1	Press release dated October 27, 2010
99.2	Press release dated October 28, 2010